UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2017

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (585) 724-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

  Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with certain changes to its organizational structure, on April 7, 2017 Eastman Kodak Company and its subsidiary Kodak Sarl (together, the “Company”) determined to eliminate the Senior Vice President position held by Phillip Cullimore.  Accordingly, effective April 30, 2017, Mr. Cullimore’s employment with the Company shall cease. Mr. Cullimore will be entitled to receive the Severance Payment as well as the continued vesting of his Long-Term Equity Awards, as such terms are defined in his Retention Letter dated May 24, 2016 and filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, and in his Amendment No. 1 to Employment Agreement dated December 9, 2013 and filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. Such exhibits are incorporated into Item 5.02 of this Current Report on Form 8-K by reference.

Item 7.01	Regulation FD Disclosure.

The Company’s press release issued on April 7, 2017, announcing changes to the Company’s organizational structure and the elimination of Mr. Cullimore’s position, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company’s press release issued on April 7, 2017, announcing the Company’s strategic decision to retain its Prosper Enterprise Inkjet business, is attached to this Current Report on Form 8-K as Exhibit 99.2.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.     Exhibit

99.1Press release issued by Eastman Kodak Company dated April 7, 2017.

99.2Press release issued by Eastman Kodak Company dated April 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Sharon E. Underberg                                                  .

Name: Sharon E. Underberg

Title:   Senior Vice President, General Counsel & Secretary

Date:  April 7, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Eastman Kodak Company dated April 7, 2017.
99.2	Press release issued by Eastman Kodak Company dated April 7, 2017.

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